UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934 (Amendment No. __)

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MENTOR GRAPHICS CORPORATION
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April 27, 2011

Dear Fellow Mentor Graphics Shareholders:

Our Annual Meeting of Shareholders is two weeks away on Thursday, May 12, 2011. Your Board of Directors urges you to support the team that has delivered excellent results and created value for shareholders.

Carl Icahn is trying to replace three of Mentor Graphics’ nominees with his own, hand-picked nominees. Icahn’s primary aim is to provide himself with a liquidity event through a public sale process that has substantial regulatory and commercial risk and is likely to destroy the shareholder value that your company is creating.

SUPPORT THE BOARD THAT HAS DELIVERED EXCELLENT RESULTS AND VALUE
CREATION BY ELECTING MENTOR GRAPHICS’ NOMINEES

Under the leadership of your current Board, Mentor Graphics has focused on areas of EDA where we have number one positions or the potential to have number one positions and high growth non-traditional EDA markets such as transportation. We are confident that by continuing to execute this strategy, Mentor Graphics’ growth will continue to exceed the underlying growth of traditional EDA. The strength of this strategy is reflected in Mentor Graphics’ stock price, which has outperformed its two closest competitors — Synopsys, Inc. and Cadence Design Automation, Inc. — and general market indices, over the relevant one, three and five year periods.

	Mentor	Synopsys	Cadence	NASDAQ	Mentor
				Composite	Rank
1 Year	51%	15%	35%	12%	#1
3 Years	58%	21%	(9)%	19%	#1
5 Years	27%	22%	(46)%	21%	#1

  We expect to continue to deliver excellent results in the current fiscal year.

  We intend to return approximately $150 million of capital to shareholders through stock repurchases or dividends over the next three years.

REJECT ICAHN’S “PLAN A” FOR HIS NOMINEES — SEEKING ELECTION ON A
PLATFORM OF A RISKY PUBLIC SALE PROCESS

Icahn’s “Plan A” remains a risky and potentially destructive public sale process for your company — a process that is designed for Icahn to profitably exit the position he has taken in Mentor Graphics.

  Icahn continues to ignore the regulatory obstacles to any transaction with Synopsys or Cadence, despite knowing that the analysis we recently performed shows that serious regulatory risks to any transaction with Synopsys or Cadence remain.

  Icahn continues to ignore the destruction of value through loss of customers and employees from any failed process to sell the company.

REJECT ICAHN’S “PLAN B” FOR HIS NOMINEES — SEEKING ELECTION ON A
PLATFORM OF ATTEMPTING TO TAKE CREDIT FOR ELEMENTS OF MENTOR
GRAPHICS’ CURRENT STRATEGY

We believe that Icahn has now come up with a “Plan B” because his “Plan A” is not workable. In truth, Icahn’s “Plan B” is nothing more than an attempt by Icahn to take credit for two elements of Mentor Graphics’ existing strategy — SG&A expense reduction and share repurchase. Despite offering no details or new suggestions, Icahn is presenting elements of Mentor Graphics’ current strategy as his own.You do not need new directors to do what your Board is already doing today.

MENTOR GRAPHICS’ NOMINEES ARE PART OF A BOARD AND MANAGEMENT TEAM
THAT HAVE THE RIGHT STRATEGY TO DELIVER CONTINUED
SHAREHOLDER VALUE CREATION

Your Board unanimously believes that continued execution of our strategic plan offers the greatest value to all Mentor Graphics shareholders and urges shareholders to reject Icahn’s platform and his nominees.

Your vote is important and we urge you to vote for your Board’s nominees TODAY by telephone, Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

On behalf of your Board of Directors, we appreciate your support and continued interest in Mentor Graphics. If you have any questions please contact MacKenzie Partners, Inc., which is assisting us in connection with this year’s Annual Meetings, at (212) 929-5500 or TOLL-FREE at (800) 322-2885.

Sincerely,

Walden C. Rhines
Chairman of the Board and Chief Executive Officer

Important Information

On March 31, 2011, the company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the company’s upcoming 2011 annual meeting of shareholders. Shareholders are advised to read the company’s definitive proxy statement and any other relevant documents filed by the company with the SEC, before making any voting or investment decision because they contain important information. The definitive proxy statement is, and any other relevant documents and other material filed with the SEC concerning the company will be, when filed, available free of charge at http://www.sec.gov and http://www.mentor.com/company/investor_relations. In addition, copies of the proxy materials may be requested from the company’s proxy solicitor, MacKenzie Partners, Inc., by telephone at 1-800-322-2885 or by email at proxy@mackenziepartners.com.

Forward-Looking Statements

Statements in this material regarding the company’s outlook for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) weakness or recession in the US, EU, Japan or other economies; (ii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) possible delayed or canceled customer orders, a loss of key personnel or other consequences resulting from the business disruption and uncertainty of prolonged proxy fights, offers to purchase the company’s securities or other actions of activist shareholders; (v) effects of the increasing volatility of foreign currency fluctuations on the company’s business and operating results; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) effects of customer seasonal purchasing patterns and the timing of significant orders, which may negatively or positively impact the company’s quarterly results of operations, all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

If you have any questions, require assistance in voting your shares, or need additional copies of Mentor Graphics’ proxy materials, please call MacKenzie Partners at the phone numbers listed below.

105 Madison Avenue
New York, NY 10016
(212) 929-5500 (call collect)
Or
TOLL-FREE (800) 322-2885